EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the use in this Form SB-2 Registration Statement of our auditors' report dated June 10, 1997 (except for Notes 2, 11, 12 and 13, as to which the date is June 25, 1997), with respect to the financial statements of Commonwealth Biotechnologies, Inc., for the years ended December 31, 1996 and 1995.

                                        GOODMAN & COMPANY, L.L.P.

7301 Forest Avenue
Richmond, Virginia
October 14, 1997